Exhibit 14.1


                         Consent of Independent Auditors




The Board of Trustees
Riggs Funds:


     We consent to the use of our report dated June 21, 2002, which is incorporated by reference, relating to the financial statements of Riggs Large Cap Growth Fund, a series of the Riggs Funds.


                                                                    /s/ KPMG LLP
                                                                        KPMG LLP

      Boston, MA
      October 4, 2002